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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE PANTRY, INC.

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
          NAME OF SUBSIDIARY
 (AND NAME UNDER WHICH DOES BUSINESS)    JURISDICTION OF INCORPORATION
---------------------------------------  ---------------------------------------
Sandhills, Inc.                          Delaware
Lil' Champ Food Stores, Inc.             Florida
Pantry Properties, Inc.                  South Carolina
TC Capital Management, Inc.              Delaware
PH Holdings, Inc.                        North Carolina
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